REFERENCE 5.0

                  CONSENT OF HOGE, EVANS, HOLMES, CARTER & LEDBETTER, PLLC

                  HOGE, EVANS, HOLMES, CARTER & LEDBETTER, PLLC
                            ATTORNEYS AND COUNSELORS
                                  HAMPTON COURT
                                    SUITE 600
                                  4311 OAKLAWN
                               DALLAS, TEXAS 75219

                                      ----------------

            Steven B. Holmes
            Licensed In                       TELEPHONE (214) 765-6000
            Texas and Oklahoma                TELECOPIER (214) 765-6020
                          E-MAIL SHOLMES@LEGALTEXAS.COM


September 13, 1999

Board of Directors
Hojo Holdings, Inc.
21 Blackheath Road
Lido Beach, New York 11561


      Re: Hojo Holdings, Inc.
           Registration Statement on Form SB-2

Gentlemen:

      We have been retained by Hojo Holdings, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

      In connection with the request, we have examined the following:

      1.   Articles of Incorporation of the Company;

      2.   Bylaws of the Company;

      3.   The Registration Statement; and

      4. Unanimous consent resolutions of the Company's Board of Directors.

HOGE, EVANS, HOLMES, CARTER & LEDB LEDBETTER, PLLC


Board of Directors
September 13, 1999
Page 2


      We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

      Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the
Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Delaware.

      We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.


                                    Sincerely,
                              HOGE, EVANS, HOLMES,
                             CARTER & LEDBETTER PLLC



                                    Steven B. Holmes

SBH